PEOPLEPC INC.

                          SECOND AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

                                 MAY 30, 2001








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                              TABLE OF CONTENTS

                                                                         Page

SECTION 1 GENERAL........................................................  2

         1.1      Definitions..............................................2

SECTION 2 REGISTRATION; RESTRICTIONS ON TRANSFER...........................4

         2.1      Restrictions on Transfer.................................4
         2.2      Demand Registration......................................5
         2.3      Demand Registration for Put Registrable Securities.......6
         2.4      Piggyback Registrations..................................8
         2.5      Form S-3 Registration....................................9
         2.6      Expenses of Registration................................11
         2.7      Obligations of the Company..............................11
         2.8      Termination of Registration Rights.................... .14
         2.9      Delay of Registration; Furnishing Information...........14
         2.10     Indemnification and Contribution........................15
         2.11     Assignment of Registration Rights.......................17
         2.12     Amendment of Registration Rights........................17
         2.13     Limitation on Subsequent Registration Rights............17
         2.14     Agreement to Furnish Information........................18
         2.15     Rule 144 Reporting......................................18

SECTION 3 MISCELLANEOUS...................................................19

         3.1      Governing Law...........................................19
         3.2      Survival................................................19
         3.3      Successors and Assigns..................................19
         3.4      Entire Agreement........................................19
         3.5      Severability............................................19
         3.6      Amendment and Waiver....................................19
         3.7      Delays or Omissions.....................................20
         3.8      Notices.................................................20
         3.9      Attorneys' Fees.........................................20
         3.10     Titles and Subtitles....................................20
         3.11     Counterparts............................................20



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                                PEOPLEPC, INC.

                          SECOND AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

          THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 30th day of May 2001 by and among PEOPLEPC INC., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock ("Series A Stock") set forth on Exhibit A hereto, the holders of the Company's Series B Preferred Stock ("Series B Stock") set forth on Exhibit B hereto, the holders of the Company's Series C Preferred Stock ("Series C Stock") set forth on Exhibit C hereto, and the holders of the put options granted by the Company pursuant to the Put Option Agreement (as defined below). The holders of the Series A Stock shall be referred to hereinafter as the "Series A Investors," the holders of the Series B Stock shall be referred to hereinafter as the "Series B Investors" and the holders of the Series C Stock shall be referred to hereinafter as to "Series C Investors" (collectively as the "Investors" and each individually as an "Investor").

                                    Recitals

          WHEREAS, the Company proposes to enter into the Put Option Agreement;

          WHEREAS, as a condition of entering into the Put Option Agreement, the Company has agreed to grant to each of @viso and SOFTBANK registration rights for shares issued in accordance with the Put Option Agreement;

          WHEREAS, the Series A Investors, the Series B Investors and the Series C Investors possess registration rights, pursuant to that certain Amended and Restated Investor Rights Agreement dated as of April 5, 2001, by and among the Company, the Series A Investors, the Series B Investors, the Series C Investors and certain stockholders (the "Prior Agreement"); and

          WHEREAS, the Company's, @viso's and SOFTBANK's obligations under the Put Option Agreement are conditioned upon the execution and delivery of this Agreement by such parties, the Company and the holders of at least a majority of the Series A Stock, Series B Stock and Series C Stock.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Put Option Agreement, the Series A Investors, Series B Investors and the Series C Investors who are parties to the Prior Agreement, hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:


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                                   SECTION 1

                                     GENERAL

          1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Change of Control" means (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, or any transaction or series of related transactions to which the Company is a party in which more than fifty percent (50%) of the Company's voting power is transferred, provided that a Change of Control shall not include a merger effected exclusively for the purpose of changing the domicile of the Company.

          "Commission" means the Securities and Exchange Commission

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities or Put Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities or Put Registrable Securities in accordance with Section 2.11 hereof.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "Put Option Agreement" shall mean the Put Option Agreement, dated May [ ], 2001, by and among the Company, @viso Limited, a company organized under the laws of the United Kingdom ("@viso"), SOFTBANK Capital Partners LP, Softbank Capital Advisors Fund LP, SOFTBANK Capital LP, each a Delaware limited partnership (together, "SOFTBANK") and PeoplePC Europe N.V., a Dutch Company.

          "Put Registrable Securities" means any common stock, par value $0.0001 per share (the "Common Stock") of the Company issued or issuable upon the exercise of the Primary Put Option or the Secondary Put Option pursuant to the Put Option Agreement. Notwithstanding the foregoing, Put Registrable Securities shall not include any securities sold by a person to the public pursuant to an effective registration statement or available for sale under Rule 144(k) pursuant to the Securities Act (or any successor provision).


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          "Put Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Put Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security) which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities;
(c) any Private Placement Shares (as that term is defined in the Letter Agreement dated as of April 5, 2000 between the Company and Ford Motor Company (the "Letter Agreement")) of the Company purchased by Ford Motor Company and its affiliates ("Ford"); (d) any Common Stock issued or issuable upon the exercise of the warrant issued to Ford pursuant to the Letter Agreement. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to an effective registration statement or available for sale under Rule 144(k) pursuant to the Securities Act (or any successor provision), and (e) the Company's Common Stock held by Nick Grouf, Max Metral and David Waxman listed on Exhibit D hereto and their permitted assigns.

         "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

         "Registration Expenses" shall mean any and all expenses incurred by the Company in complying with Sections 2.2, 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, all transfer agents and registrars' expenses and fees in connection with any offering or disposition of Registrable Securities, all messenger and delivery expenses and fees, accounting fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, which special counsel shall be selected by Holders owning a majority of Registrable Securities then being registered and reasonably acceptable to all other Holders owning Registrable Securities then being registered, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and any other reasonable out-of-pocket expenses incurred by the Company or any Holder pursuant to any provision of this Agreement.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.


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          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and stock transfer taxes.

          "Shares" shall mean (i) the Company's Series A Stock held by the Series A Investors listed on Exhibit A hereto and their permitted assigns, (ii) the Company's Series B Stock held by the Series B Investors listed on Exhibit B hereto and their permitted assigns, and (iii) the Company's Series C Stock, and held by the Series C Investors listed on Exhibit C hereto and their permitted assigns.

                                   SECTION 2

                     REGISTRATION; RESTRICTIONS ON TRANSFER

          2.1 Restrictions on Transfer.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities or Put Registrable Securities unless and until:

                  (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                  (ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144; or

                  (iii) notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Holder's family member or trust for the benefit of an individual Holder or (E) an affiliate (as defined in Rule 405 pursuant to the Securities Act) or donee of a Holder, provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing Registrable Securities or Put Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):


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                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

          2.2 Demand Registration.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of thirty percent (30%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or any lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $50,000,000 (a "Qualified Public Offering")), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, and in any event within 60 days of the receipt of such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to be declared effective under the 1933 Act.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2 (a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this


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Section 2.2 or Section 2.5, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the relative number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                  (i) after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                  (ii) if the Company shall furnish to each Holder requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chief Executive Officer of the Company stating that the Board of Directors of the Company has determined in its reasonable and good faith business judgment, that it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with or otherwise adversely affect in any material respect any acquisition, financing, corporate reorganization or other material transaction or development involving the Company for sales of Registrable Securities thereunder to then be permitted, and setting forth in general terms the reasons for such determination, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and provided further the Company shall not register any other capital stock during such ninety (90) day period;

                  (iii) if the Company is eligible to register the Registrable Securities on Form S-3 under the Securities Act of 1933; or

                  (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.5 below.

          2.3 Demand Registration for Put Registrable Securities

               (a) Subject to the conditions of this Section 2.3, if the Company shall receive a written request from the Holders representing at least a majority of the Put Registrable Securities held by all Holders that the Company file a registration statement under the Securities Act covering the registration of the Put Registrable Securities then outstanding held by such Holders, then the

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Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 2.3, use its best efforts to effect, as soon as practicable, and in any event within 60 days of the receipt of such request, file with the Commission a registration statement with respect to such Put Registrable Securities and thereafter use its best efforts to cause such registration statement to be declared effective under the 1933 Act.

          (b) If the Holders intend to distribute the Put Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in
Section 2.3 (a). In such event, the right of any Holder to include its Put Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Put Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Put Registrable Securities) then the Company shall so advise all Holders of Put Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Put Registrable Securities on a pro rata basis based on the relative number of Put Registrable Securities held by all such Holders; provided, however, that the number of shares of Put Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Put Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.3:

                  (i) prior to August 15, 2001;

                  (ii) after the Company has effected three (3) registration pursuant to this Section 2.3, and such registrations have been declared or ordered effective;

                  (iii) if the Company shall furnish each Holder requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Chief Executive Officer of the Company stating that the Board of Directors of the Company has determined in its reasonable and good faith business judgment that it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time because the sale of Put Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with or otherwise adversely affect in any material respect any acquisition, financing, corporate reorganization or other material transaction or development involving the Company for sales of Put Registrable Securities thereunder to then be permitted, and setting forth in general terms the reasons for such determination, then the Company shall have the right to defer such filing for a period of not more



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than ninety (90) days after receipt of the request of the Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and provided further the Company shall not register any other capital stock during such ninety (90) day period.

          (d) If the Company is eligible to register the Put Registrable Securities on Form S-3 under the Securities Act of 1933, the Company may elect to register such Put Registrable Securities on Form S-3.

          2.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities and Put Registrable Securities in writing at least thirty
(30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements to be filed pursuant to Section 2.2 and 2.3 and registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) specifying the approximate date on which the Company proposes to file such registration statement and advising each such Holder of its right to have any or all of the Registrable Securites and Put Registrable Securities included among the securities to be covered by such registration statement. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities or Put Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities or Put Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities or Put Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities or Put Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities and Put Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities and Put Registrable Securities in the underwriting to the extent provided herein. If requested by the underwriters for any underwritten offering of Registrable Securities or Put Registrable Securities pursuant to a registration requested under Section 2.2 or 2.3, the Company shall enter into an underwriting agreement with such underwriters for such underwritten offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.10 hereof, and agreements as to the provision of opinions of counsel and accountants' letters. Any such underwriters shall be selected by the Holders of a majority of the Registrable Securities and Put Registrable Securities to be sold pursuant to the registration requested under Section 2.2 or 2.3 and such underwriters shall be reasonably acceptable to the Company. All Holders proposing to distribute their Registrable Securities or Put Registrable Securities through


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such underwriting shall also enter into such underwriting agreement, which shall also contain such representations and warranties by such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.10 hereof, with the underwriter or underwriters selected for such underwriting by the Company (and reasonably acceptable to the Holders proposing to distribute their Registrable Securities or Put Registrable Securities through such underwriting). Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities and Put Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities and Put Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities or Put Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration; provided that any Holder shall be entitled to initiate or continue such registration as a demand registration pursuant to Section 2.2 or 2.3, as applicable, following such termination or withdrawal to the extent that such registration by such Holder would otherwise satisfy the requirements of Section 2.2 or 2.3 and provided further that the Company shall be obligated to pay all Registration Expenses to the extent incurred in connection with any such registration statement terminated or withdrawn subsequent to its filing.

          (c) The foregoing notwithstanding, the rights set forth in Section 2.4 shall not apply to Put Registrable Securities prior to August 15, 2001.

          2.5 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities or Put Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form


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registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities and Put Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities or Put Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or Put Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

                  (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities or Put Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five million dollars ($5,000,000), or

                  (iii) if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file a registration statement within sixty (60) days and such registration statements is filed within such sixty (60) day period;

                  (iv) if the Company shall furnish to each Holder a certificate signed by the Chief Executive Officer of the Company stating that the Board of Directors of the Company has determined in its reasonable and good faith business judgment that it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with or otherwise adversely affect in any material respect any acquisition, financing, corporate reorganization or other material transaction or development involving the Company for sales of Registrable Securities thereunder to then be permitted, and setting forth in general terms the reasons for such determination, then the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and provided further the Company shall not register any other capital stock during such ninety (90) day period, or

(v) if the Company
has, within the six (6) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.5, or

                  (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and Put Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.5 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

          2.6 Expenses of Registration. Except as specifically provided herein, any and all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3, 2.4 or 2.5 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, 2.3 or 2.5, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) a majority of the Initiating Holders agree to forfeit their right to one requested registration pursuant to Section 2.2, 2.3 or 2.5, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities and Put Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2, 2.3 or 2.5 to a demand registration.

          2.7 Obligations of the Company

          Whenever required to effect the registration of any Registrable Securities or Put Registrable Securities, the Company shall, promptly as practicable (but subject, in the case of any registration as provided in Section
2.2 or 2.3, to the provisions thereof):

          (a) Prepare and file with the Commission a registration statement as well as any necessary supplements and amendments thereto with respect to such Registrable Securities and Put Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and remain effective until the earlier to occur of (i) such time as all Registrable Securities and Put Registrable Securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) the expiration, in the case of a registration pursuant to Section 2.2 or 2.3, 90 days after such registration statement becomes effective; provided, however, that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (x) provide counsel selected by Holders owning a majority of such Registrable Securities and/or Put Registrable Securities with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission and (y) notify each Holder and such counsel of any stop order issued by the Commission and take all reasonable action required to prevent the entry of such stop order or to remove it if entered. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c) Furnish to each Holder and to any underwriter of such Registrable Securities or Put Registrable Securities such number of copies of the registration statement, each amendment and supplement therto (in each case, including all supplements thereto), copies of the prospectus, including each preliminary prospectus included in such registration in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities and Put Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify in writing each Holder of Registrable Securities and Put Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or of any request by the Commission or the National Association of Securities Dealers for any amendment of or supplement to any registration statement or other document relating to such offering, and in such case the Company shall during a commercially reasonable time prepare a supplement or amendment to such prospectus and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities or Put Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (g) Use its best efforts to furnish, on the date that such Registrable Securities and Put Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any.

          (h) Make available for inspection by any lead or managing underwriter participating in any disposition pursuant to such registration statement, counsel selected by Holders owning a majority of such Registrable Securities and Put Registrable Securities to be disposed pursuant to such registration statement, any attorney, accountant or other agent retained by any lead or managing underwriter (collectively, the "Inspectors") pursuant to the terms of a nondisclosure agreement reasonably acceptable to the Company all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibility and cause the Company's officers, directors and employees and the independent public accountants of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that records that the Company determines, in good faith, to be confidential and in respect of which the Company notifies each Holder that such Records are confidential shall not be disclosed to the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the applicable registration statement (in which case, the Holders and the Inspectors shall cooperate with the Company in seeking confidential treatment of such Records) or (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; each Holder and Inspector agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records.

          (i) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to each Holder, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the 1933 Act.

          (j) Use its commercially reasonable efforts to assist the Holders in the marketing of Registrable Securities or Put Registrable Securities in connection with underwritten offerings (including, to the extent reasonably consistent with work commitments and other personal obligations, using reasonable efforts to have officers of the Company attend "road shows" and analyst or investor presentations scheduled in connection with such registration), with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance or assistance to be paid by the Holders.

          (k) Make commercially reasonable efforts to keep each Holder advised as to all major developments in the initiation and progress of such registration.

          (l) Cause all such Registrable Securities and Put Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          2.8 Termination of Registration Rights. All registration rights granted under this Section 2 to Holders of Registrable Securities shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. All Registration rights granted under their
Section 2 to Holders of Put Registrable Securities shall terminate and be of no further force and effect five (5) years after the date hereof. In addition, a Holder's registration rights with regard to Registrable Securities shall expire if (x) (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period or (y) upon the effective date of a Change of Control of the Company. A Holder's registration rights with regard to Put Registrable Securities shall expire if all Put Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) (x) may be sold under Rule 144 during any ninety (90) day period or (y) upon the effective date of a Change of Control of the Company.

          2.9 Delay of Registration; Furnishing Information

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, the Put Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities or Put Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Sections 2.2 or 2.4, if, due to the operation of Section 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Sections 2.2 or 2.4, whichever is applicable.

          2.10 Indemnification and Contribution.

          In the event any Registrable Securities or Put Registrable Securities are included in a registration statement under Sections 2.2, 2.3, 2.4 or 2.5 of this Agreement:

          (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, agents, trustees and stockholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and any investment advisor of such Holder, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, agent, trustee, stockholder, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, agent, trustee, stockholder, underwriter or controlling person of such Holder.

          (b) To the fullest extent permitted by law, each Holder will, if Registrable Securities or Put Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, agents, trustees and stockholders and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers, or any person who controls such other Holder, against any losses, claims, damages, liabilities or expenses (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer, agent, trustee, stockholder or controlling person of such other Holder may become subject under the

Securities Act or Section 20 of the Exchange Act and any investment advisor of such other Holder or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, agent, trustee, stockholder or controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.10 exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

          (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the fullest extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.10 shall survive completion of any offering of Registrable Securities or Put Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          2.11 Assignment of Registration Rights.

          The rights to cause the Company to register Registrable Securities or Put Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities or Put Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, or is an affiliate or donee of such Holder, including without limitations, any partnership or other entity of which any affiliate of such Holder is a general partner or over which such Holder has investment discretion, or any employee of any of the foregoing,
(b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least ten percent (10%) of the Registrable Securities and Put Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

          2.12 Amendment of Registration Rights.

          Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities then outstanding and Put Registrable Securities then outstanding; provided, however, that if such amendment adversely affects the Registrable Securities or Put Registrable Securities held by a non-consenting Holder in a manner different than that of a consenting Holder, then such amendment or waiver shall require the consent of such adversely affected non-consenting party; provided, further, that any waiver or amendment of this Section 2.12 shall require the consent of all parties to this Agreement. Any amendment or waiver effected in accordance with this Section 2.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities or Put Registrable Securities hereby agree to be bound by the provisions hereunder.

          2.13 Limitation on Subsequent Registration Rights.

          From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding and Put

Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

          2.14 Agreement to Furnish Information.

          Each Holder, affiliate and donee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing and which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder, affiliate and donee shall provide, within 10 business days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period;

          2.15 Rule 144 Reporting.

          With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities and Put Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Holder owns any Registrable Securities or Put Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                                   SECTION 3

                                 MISCELLANEOUS

          3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. 3.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities or Put Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities or Put Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

          3.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, to constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          3.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          3.6   Amendment and Waiver.

                (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities and Put Registrable Securities, provided, however, that if any amendment or modification has the effect of adversely affecting the interests of a non-consenting party in a manner different than the interests of the consenting parties, then such amendment or modification shall also require the consent of the adversely affected non-consenting party.

                (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities and Put Registrable Securities; provided, however, that if any amendment or modification has the effect of adversely affecting the interests of a non-consenting party in a manner different than the interests of the consenting parties, then such amendment or modification shall also require the consent of the adversely affected non-consenting party.

          3.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

          3.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibits A, B, and C hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          3.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          3.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PeoplePC, Inc.                                           @VISO LIMITED


By: /s/ Nicholas Grouf              By: /s/ Frank Boulben
   -------------------------------     --------------------------------

Name:  Nicholas Grouf               Name: Frank Boulben
     -----------------------------       ------------------------------

Title: CEO                          Title: Director
      ----------------------------        -----------------------------



                                    SOFTBANK Capital Partners LP
                                    SOFTBANK Capital LP SOFTBANK
                                    Capital Advisors Fund LP

                                    By: SOFTBANK Capital Partners LLC
                                    its General Partner
                                    -----------------------------------

                                    Name:   /s/ Steven J. Murray
                                          -----------------------------

                                    Title: Administrative Member Representative
                                           -----------------------------------


                                    SOFTBANK Technology Ventures IV L.P.
                                    SOFTBANK Technology Advisors Fund L.P.

                                    By:   /s/ Bradley A. Feld
                                        -------------------------------

                                    Name:  Bradley Feld
                                          -----------------------------

                                    Title:
                                           ----------------------------



                                       /s/ Nicholas Grouf
                                    -----------------------------------
                                    Nicholas Grouf

                                   Exhibit A

Series A:

Schedule of Purchasers

                                                                   AGGREGATE
         NAME AND ADDRESS                         SHARES         PURCHASE PRICE

    SOFTBANK Technology Ventures IV L.P.         7,064,640         $1,766,160
    333 West San Carlos - Suite 1225
    San Jose, CA  95110
    Attn:  Helen MacKenzie

    SOFTBANK Technology Advisors Fund L.P.         135,360            $33,840
    333 West San Carlos - Suite 1225
    San Jose, CA  95110
    Attn:  Helen MacKenzie

    Sculley Brothers LLC                         2,000,000           $500,000
    90 Park Avenue - 32nd Floor
    New York, NY  10016-1389

    Benake, LP                                     900,000           $225,000
    116 East 65th Street
    New York, NY  10021
    Attn:  Lynn Forester

    Michael J. Price                               800,000           $200,000
    7 Heaton Court
    Closter, NJ  07624

    Robin Neustein                                 400,000           $100,000
    c/o Goldman, Sachs & Co.
    85 Broad Street - 22nd Floor
    New York, NY  10004

    Dan Lacoff                                     100,000            $25,000
    110 O'Shaugnessy Lane
    Closter, NJ  07625

                                                                   AGGREGATE
         NAME AND ADDRESS                         SHARES         PURCHASE PRICE

    Marc Abramson                                  100,000            $25,000
    3 Heaton Court
    Closter, NJ  07624

    James & Jane Hoagland                          100,000            $25,000
    3028 Q. Street, NW
    Washington, DC 20007

    Upendra Shardanand                             100,000            $25,000
    2440 Western Avenue, Apt. 803
    Seattle, Washington 98121

    Max Berger                                     100,000            $25,000
    c/o Bernstein Litowitz
    Berger & Grossman LLP
    1285 Avenue of the Americas
    New York, NY  10019

    Donald Kendall, Jr.                             80,000            $20,000
    c/o Greentree Nutrition
    520 Third Street - Suite 245
    San Francisco, CA  94107

    Jon Grouf                                       80,000            $20,000
    c/o Whitman Breed Abbott & Morgan LLP
    200 Park Avenue
    New York, NY  10166

    David Waxman                                    20,000             $5,000
    299 Riverside Drive
    New York, NY 10024

    Peter Zebroff                                   20,000             $5,000
    935 Kent Street
    White Rock, BC V4B459

    TOTAL:                                      12,000,000         $3,000,000
                                                ==========         ==========

                                   Exhibit B

SERIES B:

Schedule of Purchasers

                                                                   AGGREGATE
         NAME AND ADDRESS                         SHARES         PURCHASE PRICE

    Softbank Capital Partners L.P.              10,173,509       $44,356,499.24
    10 Langley Road #403
    Newton Center, MA  02159
    (617) 928-9300
                                                   147,592          $643,501.12
    Softbank Capital Advisors Fund L.P.
    10 Langley Road, #403
    Newton Center, MA 02159
    (617) 928-9300

    Nexus Capital Partners II, LP                1,146,789        $5,000,000.04
    Rob Horning, General Partner
    160 Spear Street, Ste. 1775
    San Francisco, CA  94105
    (415) 247-7650

    Softbank Technology Ventures                 1,146,789        $5,000,000.04
    200 West Evelyn Street
    Suite 200
    Mountain View, CA 94043
    (650) 962-2000

    Maveron Equity Partners, L.P.                1,146,789        $5,000,000.04
    800 Fifth Ave., Suite 4100
    Seattle, WA 98104
    (206) 447-1300

                                                                   AGGREGATE
         NAME AND ADDRESS                         SHARES         PURCHASE PRICE

    H&Q PeoplePC Investors, LP                      96,331          $420,003.16
    1 Bush Street
    San Francisco, CA  94104
    (415) 439-3101

    Hambrecht & Quist California                    57,339          $249,998.04
    1 Bush Street
    San Francisco, CA  94104
    (415) 439-3101

    Hambrecht & Quist Employee                      57,339          $249,998.04
    Venture Fund, L.P. II
    1 Bush Street
    San Francisco, CA  94104
    (415) 439-3101

    Access Technology Partners, L.P.               917,431        $3,999,999.16
    1 Bush Street
    San Francisco, CA  94104
    (415) 439-3101

    Access Technology Partners                      18,349           $80,001.64
    Brokers Fund,
    1 Bush Street
    San Francisco, CA  94104
    (415) 439-3101

    Total:                                      14,908,257       $65,000,000.52
                                                ==========       ==============

                                   Exhibit C

Series C:

Schedule of Purchasers
--------------------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE                CONSIDERATION
         NAME AND ADDRESS                              SHARES               PURCHASE PRICE               RECEIVED
         ----------------                              ------               --------------            ---------------

Access Technology Partners, LP                          70,534              $    740,042.72           $    740,042.72
1 Bush Street
San Francisco, CA  94104
Attn:  Patrick Lee
E-mail:
patrick.lee@chase.com
--------------------------------------------------------------------------------------------------------------------------
Access Technology Partners Brokers Fund, LP              1,410              $     14,793.72           $     14,793.72
1 Bush Street
San Francisco, CA  94104
Attn:  Patrick Lee
E-mail:
patrick.lee@chase.com
--------------------------------------------------------------------------------------------------------------------------
Benake, LP                                              69,193              $    725,972.95           $    725,972.95

Attn: Lynn Forrester
Janena.benjamin@firstmark.net
--------------------------------------------------------------------------------------------------------------------------
Meredith Berger                                          7,688              $     80,662.50           $     80,662.50
E-mail:  mwb@blbglaw.com
--------------------------------------------------------------------------------------------------------------------------
Ford Motor Company                                   2,382,825              $ 25,000,599.90           $ 25,000,599.90
Office of the General Counsel
1 American Road
Dearborn, MI  48126-2798
Attention: Corporate Secretary

With a copy to:

John F. Kwant
Ford Motor Company
1 American Road
Room 1003-A3
P.O. Box 1899
Dearborn, MI  48121-1899
E-mail: jkwant@ford.com
--------------------------------------------------------------------------------------------------------------------------
Jon Grouf                                                6,151              $     64,536.29           $     64,536.29
C/o Whitman Breed Abbott &
  Morgan LLP
200 Park Avenue
New York, NY  10024
E-mail: jgrouf@wbam.com
--------------------------------------------------------------------------------------------------------------------------
H&Q PeoplePC Investors LP                                7,407              $     77,714.23           $     77,714.23
1 Bush Street
San Francisco, CA  94104
Attn:  Patrick Lee
E-mail:
patrick.lee@chase.com
--------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
Hambrecht & Quist California                             4,408              $     46,248.74           $     46,248.74
1 Bush Street
San Francisco, CA  94104
Attn:  Patrick Lee
E-mail:
patrick.lee@chase.com
--------------------------------------------------------------------------------------------------------------------------
H&Q Employee Venture Fund 2000 LP                        4,408              $     46,248.74           $     46,248.74
1 Bush Street
San Francisco, CA  94104
Attn:  Patrick Lee
E-mail:
patrick.lee@chase.com
--------------------------------------------------------------------------------------------------------------------------
Jane  Stanton   Hitchcock   and  Jimmie  Lee             7,688              $     80,662.50           $     80,662.50
Hoagland
202 333-4097
--------------------------------------------------------------------------------------------------------------------------
Donald Kendall                                           6,151              $     64,536.29           $     64,536.29
Fax (415) 979-9598
--------------------------------------------------------------------------------------------------------------------------
Maveron Equity Partners                                 88,166              $    925,037.67           $    925,037.67
800 Fifth St., Ste. 4100
Seattle, WA  98104
Attn: Dan Levitan

E-mail: dlevitan@maveron.com
--------------------------------------------------------------------------------------------------------------------------
Robin Neustein                                          30,752              $    322,649.98           $    322,649.98
c/o Goldman, Sachs & Co.
One New York Plaza
New York, NY  10004
E-mail: robin.neustein@gs.com
-----------------------------------------------------------------------------------------------------------------------
Nexus Capital Partners II LP                            88,166              $    925,037.67           $    925,037.67
160 Spear St., Ste. 1775
San Francisco, CA  94105
Attn: Rob Horning

E-mail: villaruz@nexusgrp.com
----------------------------------------------------------------------------------------------------------------------
PPC Holdings LLC                                        76,880              $    806,624.96           $    806,624.96
Attn:  Michael Price
660 Madison Avenue, 22nd Fl.
New York, NY  10021
E-mail:  mjp@firstmark.net
----------------------------------------------------------------------------------------------------------------------
Rosewood Capital III, L.P.                              91,300              $    957,919.60           $    957,919.60
Attn: Kevin Reilly
One Maritime Plaza, Suite 1330
San Francisco, CA  94111
415 362-5526

kevin@rosewoodvc.com
--------------------------------------------------------------------------------------------------------------------------
RVG IV, L.P.                                           138,348              $  1,451,547.20           $  1,451,547.20
Attn: Kevin Reilly

One Maritime Plaza, Suite 1330
San Francisco, CA  94111
415 362-5526

kevin@rosewoodvc.com
--------------------------------------------------------------------------------------------------------------------------
RWD Partners Fund, LLC                                   7,102              $     74,514.18           $     74,514.18
Attn: Shawn Conway
665 Third Street, Suite 225
San Francisco, CA  94107
415 362-5526

kevin@rosewoodvc.com
--------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
Sculley Brothers LLC                                   153,763              $  1,613,281.30           $  1,613,281.30
90 Park Avenue, 32nd Fl.
New York, NY  10016
Attn: Arthur Sculley

212 880-1880

E-mail: asculley@sculley.com
--------------------------------------------------------------------------------------------------------------------------
Softbank Technology Ventures IV LP                     631,306              $  6,623,662.55           $  6,623,662.55
Softbank Technology Advisors Fund LP                    10,407              $    109,190.24           $    109,190.24
200 West Evelyn Street
Suite 200
Mountain View, CA 94043
Attn: Brad Feld
E-mail: bradfeld@sbvc.com
        -----------------
Attn:  Helen McKenzie
E-mail: helen@sbvc.com
        --------------
--------------------------------------------------------------------------------------------------------------------------
Softbank Capital Partners LP                           782,153              $  8,206,349.20           $  8,206,349.20
Softbank Capital Advisors Fund LP                       11,347              $    119,052.72           $    119,052.72
Citizens Bank Building
1188 Centre Street, 2nd Floor
Newton Center, MA  02459
Attn: Steve Murray
E-mail:
Steve_Murray@softbank.com
--------------------------------------------------------------------------------------------------------------------------
Upendra Shardanand                                       7,688              $     80,662.50           $     80,662.50
c/o The Acceleratorgroup
594 Broadway, Suite 500
New York, NY  10012
Email:
upendra@acceleratorgroup.com
--------------------------------------------------------------------------------------------------------------------------
WS Investment Co. No. 2000A                             47,348              $    496,775.21           $    496,775.21
650 Page Mill Road
Palo Alto, CA  94304
Attn: Jim Terranova
--------------------------------------------------------------------------------------------------------------------------
Peter Zebroff                                            1,537              $     16,126.20           $     16,126.20
935 Kent Street
White Rock, V4B 4S9
Canada

e-mail: hellekind@aol.com
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Total                                                4,734,126              $ 49,670,449.71           $ 49,670,449.71
--------------------------------------------------------------------------------------------------------------------------